UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2024, the audit committee and the board of directors of The Real Good Food Company, Inc. (the “Company”), after consultation with the Company’s management, concluded that the Company’s previously issued audited consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, as well as previously issued consolidated financial statements for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023 (collectively with the year ended December 31, 2022, the “Non-Reliance Periods”), included in the Company’s quarterly reports on Form 10-Q filed with the SEC on May 15, 2023, August 14, 2023, and November 14, 2023, respectively, should no longer be relied upon.

During the preparation of the Company’s consolidated financial statements for the year ended December 31, 2023, the Company identified certain errors related to differences between the 2022 year-end physical inventory listing and the inventory recorded as of December 31, 2022 (collectively, the “Error”). The correction of the Error will result in both the reduction of the inventory balance and an increase in cost of goods sold previously reported for the year ended 2022, and a reduction of the inventory balance and retained earnings for the above-mentioned quarterly periods in 2023. The Company is currently in the process of assessing the magnitude of the Error, but currently estimates the reduction to the inventory balance as between $7 million and $12 million. The changes to the financial statements related to the Error are not expected to impact the Company’s cash position, cash flow, revenues or liquidity. Accordingly, investors should no longer rely upon the Company’s previously issued consolidated financial statements for the Non-Reliance Periods. In addition, investors should no longer rely upon earnings releases for these periods and other communications relating to these consolidated financial statements. Additionally, investors should cease any reliance on previously provided financial guidance.

At this time, the Company has not fully completed its review and the expected financial impact of the Error described above is preliminary, remains subject to continued analysis by the Company’s management, and as such is subject to change. The Company will file an amended Form 10-K for the year ended December 31, 2022 and amended Form 10-Qs for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, as soon as practicable, to restate the financial statements for the Non-Reliance Periods (collectively, the “Amended Reports”). The Company is continuing to evaluate whether any amendments to additional previously issued consolidated financial statements will be necessary.

In addition, as a result of the Error, the Company’s management identified material weaknesses in the Company’s internal control over financial reporting that are in addition to those previously disclosed as of December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023. The Company will provide further details on these one or more material weaknesses and its plan for remediation in the Amended Reports.

The Company also plans to file with the SEC a Form 12b-25 request for extension, which will state that it will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Delayed Form 10-K”) by the prescribed due date of April 1, 2024 without unreasonable effort or expense due to the Error.

The Audit Committee discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Grant Thornton LLP.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2024, the Company announced the appointment of Tim Zimmer as the Company’s Chief Executive Officer, effective March 15, 2024. Mr. Zimmer succeeds Gerard Law, who departed the Company as its Chief Executive Officer, effective March 15, 2024, following notice received that same day. Mr. Law’s status as a member of the Company’s Board of Directors will be determined at a later date.

Mr. Zimmer, age 58, has extensive experience in the consumer products food space. He most recently served as Chief Marketing Officer for Smithfield Foods from January 2017 through June 2023, after working as Senior Vice President, Sales and Business Development for the Farmland Division from 2011. Prior to that, Mr. Zimmer held several positions from 2003 to 2010 at Sara Lee, including Vice President, Marketing, after serving as a Senior Brand Manager in various divisions of Kraft Foods from 1996 to 2002 and working in sales at Nestle from 1990 to 1992. Mr. Zimmer holds an M.B.A. from Wake Forest University and a B.B.A from the University of Texas at Arlington.

Mr. Zimmer’s offer letter with the Company (the “Offer Letter”) provides for a base salary of $500,000 per year and a cash bonus of up to 50% of Mr. Zimmer’s annual base salary, subject to achieving certain performance targets established by the Board. In addition, the Offer Letter provides for a grant of 500,000 performance-based restricted stock units (“PRSUs”), 100,000 of which will vest upon the trading price of the Company’s Class A common stock reaching at least $3.00 per share, 200,000 of which will vest upon the trading price of the Company’s Class A common stock reaching at least $5.00 per share, and 200,000 of which will vest upon the trading price of the Company’s Class A common stock reaching at least $10.00 per share, subject to Mr. Zimmer remaining employed by the Company through each such vesting date. The grant of these PRSUs is subject to Board approval. Pursuant to his Offer Letter, Mr. Zimmer will be an at-will employee and thus free to terminate his employment or to have his employment terminated by the Company at any time for any reason or for no reason, with or without cause, and with or without notice. All other terms of the Offer Letter are consistent with those offered to the Company’s full-time employees. The foregoing description of Mr. Zimmer’s Offer Letter is qualified in its entirety by the full text thereof, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Zimmer and any other person pursuant to which he was selected as Chief Executive Officer, and there are no family relationships between him and any director, executive officer, or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Zimmer required to be reported pursuant to Item 404(a) of Regulation S-K.

With respect to Mr. Law, the terms and conditions of his existing employment agreement (attached as Exhibit 10.9 to the Company’s annual report on Form 10-K, filed with the SEC on March 31, 2023) will remain in full force and effect until such time that Mr. Law and the Company enter into a definitive separation agreement. The Company will disclose such agreement once completed to the extent required by SEC rules.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release announcing the information in Items 5.02 and 8.01, which is furnished as Exhibit 99.1 hereto.

Item 8.01	Other Events.

On March 18, 2024, the Company announced its plan to close its City of Industry facility (“COI”) by June 30, 2024. The Company intends to move a portion of the equipment currently residing in COI to its Bolingbrook facility. In addition, employees dedicated to the operations of COI will be terminated by that date. The Company continues to analyze the costs related to this closure; however, on a preliminary basis, the Company expects such costs to be immaterial, given the degree of the equipment being transferred, the upcoming expiration of the lease on June 30, 2024, and the fact that separation payments are anticipated to be minimal. At this time, management does not believe that this closure would represent discontinued operations, as it is merely a consolidation of the Company’s two facilities into one more state-of-the-art facility. It is expected that the cost savings of this closure will be significant, due to the discontinuation of the costs associated with COI, such as rent, salaries, and general costs of operations.

In connection with the closure, the Company has appointed Mark Dietz as senior vice president of operations, in which role he will assist the Company with the integration and streamlining of the production process. Mr. Dietz will not be an “executive officer” of the Company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include, without limitation, statements regarding the anticipated conclusion regarding the impact of the Error identified in the Company’s previously issued consolidated financial statements, the anticipated timing of the filing of the Delayed Form 10-K and Amended Reports, the remediation by management and the Company’s independent registered public accounting firm of the newly-identified material weaknesses in internal control over financial reporting, the scope of the anticipated restatement of previously issued financial statements as a result of the Error, the succession of the Company’s Chief Executive Officer, and the costs and financial and business impact associated with the closure of COI. The Company has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions. Forward-looking statements represent management’s current expectations and predictions, and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results or events assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements, including the risk of further delays in the filing of the Delayed Form 10-K and the Amended Reports, the discovery of additional information regarding the Error, and other risk factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed with or furnished to the SEC by the Company from time to time. These forward-looking statements speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter by and between The Real Good Food Company, Inc. and Tim Zimmer, dated March 15, 2024.

99.1	Press Release, dated March 18, 2024.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: March 18, 2024	By:	/s/ Akshay Jagdale
Akshay Jagdale
Chief Financial Officer